October 1, 2019

American Stock Transfer & Trust Company, LLC

Operations Center

6201 15th Avenue

Brooklyn, NY 11219

Attn: Carlos Pinto

Re: Transfer Agency and Registrar Services Agreement

Ladies and Gentlemen:

Please be advised that, pursuant to action taken by the Board of Trustees of the AllianzGI Artificial Intelligence & Technology Opportunities Fund, a closed-end management investment company registered with the Securities and Exchanges Commission (the “Fund”), on October 1, 2019, your firm was appointed transfer agent, registrar and dividend disbursing agent for the Fund.

Reference is hereby made to that certain Transfer Agency and Registrar Services Agreement dated July 1, 2015 (as amended, the “Agreement”) by and among American Stock Transfer & Trust Company, LLC and each entity listed on Exhibit A thereto. Effective as of the date of this amendment (this “Letter Amendment”), the Agreement is hereby amended by deleting Exhibit A thereof and replacing it with the new Exhibit A attached hereto as Schedule 1.

On and after the effectiveness of this Letter Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this Letter Amendment.

The Agreement, as specifically amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties under the Agreement, nor constitute a waiver of any provision set forth therein.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier or email shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of law principles.

[Signature page follows]

AllianzGI Artificial Intelligence & Technology Opportunities Fund

By:	/s/ Scott Whisten
Name:	Scott Whisten
Title:	Treasurer and Principal Financial Officer and Accounting Officer

Accepted and Acknowledged:

American Stock Transfer & Trust Company, LLC

By:	/s/ Carlos Pinto
Name:	Carlos Pinto
Title:	Senior Vice President, Relationship Management

Schedule 1

Exhibit A

LIST OF FUNDS

FUND

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZGI NFJ DIVIDEND INTEREST & PREMIUM STRATEGY FUND

ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

Dated: October 1, 2019

3